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EXHIBIT 11

                   AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
            Statement re: computation of Per Share Earnings (loss)
                   (In thousands, except per share amounts)


                                                          Three Months Ended
                                                        ----------------------
                                                               July 31,
                                                        ----------------------
                                                          1998           1997
                                                        -------        -------
Common stock:
  Weighted average common
     shares outstanding:
       Class A shares                                    17,942         17,710
       Class B shares                                     4,797          4,815
                                                        -------        -------
  Basic weighted average common
     shares outstanding                                  22,739         22,525

  Dilutive effect of outstanding
     Class A common stock
     options (as determined by
     the application of the treasury
     stock method using the
     average market price for
     the period)                                          1,174          1,703
                                                        -------        -------

Diluted weighted average common
     shares outstanding for
     earnings per share -                               $23,912        $24,229
                                                        =======        =======

Net earnings (loss)                                     $(5,406)       $ 1,349
                                                        =======        =======

Basic net earnings(loss) per common share               $  (.24)       $   .06
                                                        =======        =======

Diluted net earnings (loss) per common share*           $  (.24)       $   .06
                                                        =======        =======

* Diluted weighted average common shares outstanding are not included in the quarter ended July 31, 1998 calculation due to the anti-dilution of the net loss.

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